UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 2, 2009

Date of Report (Date of earliest event reported)

THE BLACK & DECKER CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-1553	52-0248090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 East Joppa Road Towson, Maryland	21286
(Address of principal executive offices)	(Zip Code)

(410) 716-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2009, The Black & Decker Corporation (“Black & Decker”), The Stanley Works (“Stanley”), and Blue Jay Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Stanley, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the combination of Stanley and Black & Decker. Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, Merger Sub will be merged (the “Merger”) with and into Black & Decker, with Black & Decker becoming a wholly-owned subsidiary of Stanley.

As a result of the Merger, each outstanding share of Black & Decker’s common stock will be converted into the right to receive 1.275 shares of common stock of Stanley (the “Common Stock”).

The consummation of the Merger is subject to certain conditions, including, among others: (i) the approval by Black & Decker’s shareholders of the Merger, (ii) the approval by Stanley’s shareholders of the issuance of Common Stock by Stanley and the amendment of Stanley’s certificate of incorporation to increase the number of authorized shares of Common Stock and to change Stanley’s name to “Stanley Black & Decker”, and (iii) the receipt of antitrust approval (or the expiration of applicable waiting periods) in the U.S. and other jurisdictions, including the European Union, and the absence of legal restraints preventing consummation of the Merger or that would reasonably be expected to result in certain adverse effects on Stanley or Black & Decker.

The Merger Agreement contains customary representations and warranties and covenants, most of which are reciprocal between Stanley and Black & Decker. Certain covenants require that each of the parties: (i) use reasonable best efforts to cause the Merger to be consummated, including with regard to receiving antitrust approvals, (ii) not solicit alternate transactions, and (iii) call and hold a special shareholders’ meeting and, in the case of Black & Decker, recommend approval of the Merger, and, in the case of Stanley, recommend approval of the issuance of Common Stock and the amendment to Stanley’s certificate of incorporation.

The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the Black & Decker board of directors, Black & Decker will owe Stanley a cash termination fee of $125 million, and (ii) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the Stanley board of directors, Stanley will owe Black & Decker a cash termination fee of $125 million.

The Merger Agreement also provides that, upon consummation of the Merger, (i) the Stanley board of directors shall be comprised of nine directors from Stanley and six directors from Black & Decker, (ii) of the independent directors from Stanley, one shall be appointed the lead independent director, and (iii) Nolan D. Archibald, the current Chairman, President, and Chief Executive Officer of Black & Decker, shall be elected as Executive Chairman of the Stanley board of directors. John F. Lundgren, the current Chairman and Chief Executive Officer of Stanley, shall remain as Chief Executive Officer.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement. The above description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2009, the Board of Directors of Black & Decker approved an amended and restated employment agreement with Nolan D. Archibald. Also on November 2, 2009, the Board of Directors of Stanley approved an executive chairman agreement between Stanley and Nolan D. Archibald. The executive chairman agreement becomes effective only upon consummation of the Merger. If the Merger is not consummated, the executive chairman agreement is null and void and will not become effective. The Board of Directors of Black & Decker also approved (1) amended and restated severance benefits with certain key executives, other than Mr. Archibald, and (2) the restoration of the salaries of its executive officers, and (3) an amendment and restatement to The Black & Decker 2008 Long-Term Incentive/Retention Plan (the “2008 Plan”).

The following descriptions of the amended and restated employment agreement with Mr. Archibald, the executive chairman agreement, the amended and restated severance benefits agreements, and the 2008 Plan are not complete descriptions of all of the parties’ rights and obligations under those agreements and the 2008 Plan. These descriptions are qualified in their entirety by reference to those agreements and the 2008 Plan, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Agreements with Nolan D. Archibald

Under the terms of his amended and restated employment agreement with Black & Decker, Mr. Archibald would be entitled to certain benefits upon the termination of this employment by Black & Decker without cause or by Mr. Archibald with good reason. Mr. Archibald has the right to terminate his employment for good reason if, upon the occurrence of a change in control, Mr. Archibald is not the chairman, president, and chief executive officer of the successor entity. Upon the termination of his employment without cause by Black & Decker or by Mr. Archibald with good reason, Mr. Archibald would be entitled to a severance payment in the amount of $20,475,000. In connection with a change in control, Mr. Archibald would also be entitled to a gross-up payment if he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. However, under the terms of the executive chairman agreement with Stanley, Mr. Archibald has waived his entitlement to the severance payment and the gross-up payment otherwise payable under his amended and restated employment agreement with Black & Decker upon consummation of the Merger.

The execution of the Merger Agreement by Black & Decker and Stanley is deemed a change in control under Mr. Archibald’s employment agreement with Black & Decker and under Black & Decker’s restricted stock plans. As such, prior to November 2, 2009, Mr. Archibald would have fully vested in all outstanding stock options, shares of restricted stock, and restricted stock units upon a change in control. Under the terms of the amended and restated employment agreement, however, any unvested options, restricted shares, and restricted stock units held by Mr. Archibald will no longer vest upon a change in control but will remain subject to the original vesting schedule applicable to those awards.

Upon consummation of the Merger, the executive chairman agreement will replace and supersede Mr. Archibald’s existing employment agreement with Black & Decker. Under the executive chairman agreement, Mr. Archibald will serve as a member and Executive Chairman of the Stanley board of directors and as an employee of Stanley for a period of three years following the consummation of the Merger. While Mr. Archibald is employed by Stanley, he will receive an annual base salary of $1,500,000 and will be entitled to participate in an annual bonus plan, with an annual target bonus opportunity equal to $1,875,000. In addition, promptly after the executive chairman agreement becomes effective, Mr. Archibald will be entitled to receive a grant of stock options, which generally will vest on the third anniversary of the consummation of the Merger. In addition to the stock options granted to Mr. Archibald at the time of the consummation of the Merger, Mr. Archibald also will be eligible to receive annual equity awards, comprised (based on value) of 50% stock options and 50% restricted stock, restricted stock units or other full-share type awards. All of the equity awards granted pursuant to the executive chairman agreement will be subject to the terms and conditions of Stanley’s equity incentive plan and customary award agreements. Mr. Archibald also will be eligible to receive a cost synergy bonus upon the third anniversary of the consummation of the Merger based on the achievement of certain goals set forth in the executive chairman agreement.

Mr. Archibald will remain entitled to receive certain perquisites and benefits that he has been receiving pursuant to his existing employment agreement with Black & Decker.

Severance Benefits Agreements

The severance benefits agreements provide for the payment of specified benefits, including a severance payment, to key executives of Black & Decker if their employment terminates under certain circumstances following a change in control. Under the terms of the amended and restated severance benefits agreements, the severance payment would equal three times the sum of the executive’s annual base salary, the “maximum participant award,” and the “LTP Amount.” “Maximum participant award” means the maximum payment that the executive could have received under the executive annual incentive plan, determined as if the executive had remained a participant and all performance goals that would have entitled an executive to a maximum payment were met or exceeded.

Prior to the amendment and restatement of the severance benefits agreements, the “LTP Amount” was equal to, depending on the individual executive, 60-90% of the executive’s annual base salary, as such amount was adjusted upward or downward proportionately to the extent the closing sale price of Black & Decker’s common stock on the trading date immediately preceding the date of the executive’s termination of employment exceeds or is less than $67.78, which was the average daily closing sale price of Black & Decker’s common stock during the first quarter of 2008. As amended, the LTP Amount is no longer subject to the adjustment based on the price of Black & Decker’s common stock.

Annual Salaries

On November 2, 2009, the Board of Directors of Black & Decker restored, effective December 1, 2009, the annual base salaries of the executive officers to the amounts that were in effect prior to the 10% reduction implemented in April 2009 in connection with certain cost reduction actions. As a result, the annual base salaries of the named executive officers were restored to the following amounts:

Nolan D. Archibald	$1,500,000
Michael D. Mangan	$700,000
Charles E. Fenton	$560,000
John W. Schiech	$465,000
Stephen F. Reeves	$450,000

2008 Long-Term Incentive/Retention Plan

Under the terms of The Black & Decker Long-Term Incentive/Retention Plan, a participant is entitled to the a cash award payable in January 2011 upon the achievement of a performance metric based on the average of Black & Decker’s return on capital employed during fiscal years 2008, 2009, and 2010. Upon a change in control, a participant is entitled to a payment irrespective of the achievement of the performance metric. Prior to the amendment and restatement, the amount of the payment would be the amount of the participant’s award increased or decreased proportionately to the extent the amount per share received by Black & Decker’s stockholder in the change in control exceeds or is less than $67.78, which was the average daily closing sale price of Black & Decker’s common stock during the first quarter of 2008. As amended, the amount of the payment is no longer subject to the adjustment based on the price of Black & Decker’s common stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2009, the Board of Directors of Black & Decker approved amendments to Black & Decker’s bylaws, effective immediately. A copy of Black & Decker’s amended bylaws is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference. As amended, the Bylaws require Black & Decker to the fullest extent permitted by Maryland law to advance expenses to certain persons, including current and former officers and directors of Black & Decker, who by reason of his or her position was, is, or is threatened to be made a party to any action or proceeding.

Additional Information

The proposed transaction involving Stanley and Black & Decker will be submitted to the respective stockholders of Stanley and Black & Decker for their consideration. In connection with the proposed transaction, Stanley will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Stanley and Black & Decker and that will also constitute a prospectus of Stanley. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Stanley and Black &

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Decker file with the SEC at the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by Black & Decker will be available free of charge on the investor relations portion of the Black & Decker website at www.bdk.com. In addition, documents filed with the SEC by Stanley will be available free of charge on the investor relations portion of the Stanley website at www.stanleyworks.com.

Certain Information Regarding Participants

Stanley, Black & Decker and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Stanley’s directors and executive officers in Stanley’s Annual Report on Form 10-K for the year ended January 3, 2009, which was filed with the SEC on February 26, 2009, and its proxy statement for its 2009 Annual Meeting, which was filed with the SEC on March 20, 2009. Investors and security holders may obtain information regarding the names, affiliations and interests of Black & Decker’s directors and executive officers in Black & Decker’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 17, 2009, and its proxy statement for its 2009 Annual Meeting, which was filed with the SEC on March 16, 2009. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation

A registration statement relating to the securities to be issued by Stanley in the proposed transaction will be filed with the SEC, and Stanley will not issue, sell or accept offers to buy such securities prior to the time such registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of November 2, 2009, among The Black & Decker Corporation, The Stanley Works and Blue Jay Acquisition Corp.

3.1	Bylaws, as amended.

10.1	Amended and Restated Employment Agreement, dated as of November 2, 2009, by and between The Black & Decker Corporation and Nolan D. Archibald.

10.2	Form of Severance Benefits Agreement by and between The Black & Decker Corporation and approximately 19 of its key employees.

10.3	Severance Benefits Agreement, dated as of November 2, 2009, by and between The Black & Decker Corporation and Michael D. Mangan.

10.4	Severance Benefits Agreement, dated as of November 2, 2009, by and between The Black & Decker Corporation and Charles E. Fenton.

10.5	Severance Benefits Agreement, dated as of November 2, 2009, by and between The Black & Decker Corporation and John W. Schiech.

10.6	Severance Benefits Agreement, dated as of November 2, 2009, by and between The Black & Decker Corporation and Stephen F. Reeves.

10.7	The Black & Decker 2008 Long-Term Incentive/Retention Plan, as amended and restated.

10.8	Executive Chairman Agreement, dated as of November 2, 2009, by and between The Stanley Works and Nolan D. Archibald.

THE BLACK & DECKER CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION

By:	/s/ CHARLES E. FENTON
Charles E. Fenton Senior Vice President and General Counsel

Date: November 3, 2009